UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date	of report (Date of earliest event reported) March 27, 2006

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 27, 2006, George W. Ebright resigned from the Board of Directors of Nabi Biopharmaceuticals (the “Company”) for health reasons. Mr. Ebright’s resignation was not related to any disagreement or dispute with the Company’s management.

The Nominating and Governance Committee of the Board of Directors has nominated Peter B. Davis for election to the Company’s Board of Directors at the upcoming Annual Meeting of Stockholders. Mr. Davis, currently an independent consultant, served as Vice President Finance and Chief Financial Officer of XOMA Ltd., a biotechnology company, from 1994 until his retirement in June of 2005. From 1991 to 1994 he served as Vice President Financial Operations for the Ares Serono Group, a global pharmaceutical company. From 1988 to 1991, he was Vice President, Chief Financial Officer of Akzo America Inc., a subsidiary of a diversified Dutch chemical company. From 1995 to 1998 he was Controller-International Division of Stauffer Chemical Corporation, and from 1972 to 1985, he was employed by PepsiCo Inc., last serving as Division Finance Director of Pepsi-Cola International.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: March 31, 2006	By:	/S/ ADAM E. LOGAL
Name: Adam E. Logal, Interim Chief Financial Officer, Chief Accounting Officer and Treasurer